SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                             Middlesex Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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________________________________________________________________________________
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                                                                  April 16, 2002


Dear Stockholder:

            I am pleased to invite you to attend Middlesex Water Company's Annual Meeting of Shareholders that will take place on Wednesday, May 22, 2002, at 11:00 a.m., at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

           YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and management.

            The primary business of the meeting will be election of directors, approval of the selection of Deloitte & Touche LLP as independent auditors for 2002, and approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock, and transaction of such other business as may properly come before the meeting.

            During the meeting, we will report to you on the Company's financial status, operations and other activities during 2001, together with our goals for 2002. We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.



            I look forward to seeing you on May 22nd.

                                    Sincerely,


                                       /s/ J. Richard Tompkins
                                       -----------------------
                                       J. Richard Tompkins
                                      Chairman of the Board

                                TABLE OF CONTENTS


                                                                            Page
SOLICITATION AND REVOCATION OF PROXIES

SHARES ENTITLED TO VOTE

VOTE REQUIRED AND METHOD OF COUNTING VOTES

GENERAL INFORMATION

PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 2005 -
CLASS III

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2002 ANNUAL MEETING

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS

EXECUTIVE COMPENSATION
     Summary Compensation Table
     Compensation of Directors
     Compensation Pursuant to Pension Plans
     Compensation Committee Interlocks and Insider Participation

EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON
   EXECUTIVE COMPENSATION

AUDIT COMMITTEE REPORT

STOCK PERFORMANCE GRAPH

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

ACCOUNTING FIRM FEES

PROPOSAL 3 - AMENDMENT TO THE RESTATED CERTIFICATE OF
                          INCORPORATION TO INCREASE THE
    AUTHORIZED COMMON
                         STOCK FROM 10,000,000 SHARES TO
    20,000,000 SHARES

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

OTHER MATTERS

MINUTES OF 2001 MEETING OF STOCKHOLDERS

APPENDIX - PROPOSED AMENDMENT OF ARTICLE 7A OF THE RESTATED
      CERTIFICATE OF INCORPORATION

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2002
                                       AND
                                 PROXY STATEMENT
                                  ------------

To the Stockholders of Middlesex Water Company

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 22, 2002 , at 11:00 a.m., for the following purposes:

     1. To elect three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2005, and in each case until their respective successors are elected and qualify.

     2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 2002.

     3. To amend the Restated Certificate of Incorporation to increase the authorized Common Stock from 10,000,000 shares to 20,000,000 shares.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of record of Common Stock at the close of business on March 29, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     The Company's Annual Report for the year ended December 31, 2001, has already been mailed to stockholders.

     If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                           By Order of the Board of Directors,


                                          /s/MARION F. REYNOLDS
                                          ---------------------
                                          MARION F. REYNOLDS
                                          Secretary
April 16, 2002
--------------------------------------------------------------------------------
                                    IMPORTANT
--------------------------------------------------------------------------------
              To assure your representation at the meeting, please
                        mail the enclosed proxy promptly.

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com
                                  ------------

                                 PROXY STATEMENT
                                  ------------


     Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 22, 2002, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegram, fax, e-mail or in person by Directors, Officers and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 16, 2002.

     The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

     As of March 29, 2002, there were outstanding 7,659,224 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on March 29, 2002, will be entitled to vote at the meeting or any adjournment thereof.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required. The amendment of Article 7A of the Certificate of Amendment to the Restated Certificate of Incorporation will require the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock voting at the 2002 Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

                               GENERAL INFORMATION

     Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held twelve meetings and the Board Committees held eleven meetings during the year 2001. Each incumbent Director attended 95% of the total number of meetings of the Board and Committees on which each served.

     The Board of Directors has an Audit Committee, consisting of John C. Cutting, John R. Middleton, M.D. and John P. Mulkerin, which reviews the scope of the audit, receives and reviews the auditors' annual report and makes a recommendation to the Board for the appointment of an independent accounting firm for the following calendar year. The Committee held three meetings during the year 2001.

     The Board of Directors has an Executive Development and Compensation Committee, consisting of John C. Cutting, Stephen H. Mundy and Jeffries Shein, which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held four meetings during the year 2001.

     The Board of Directors has a Pension Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, which reviews investment policies and determines recommended investment objectives for the Company's Pension Plan and serves as trustee for the Company's Voluntary Employees' Beneficiary Association Trust. The Committee meets quarterly with the Company's Investment Managers. The Committee held four meetings during the year 2001.

     The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee, consisting of John P. Mulkerin, Stephen H. Mundy and Jeffries Shein, was appointed in September 2000 and September 2001. The Committee did not meet during the year 2001. The ad hoc Nominating Committee will consider qualified nominations for Directors recommended by stockholders. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. The Secretary should receive any nominations for Director on or before December 18, 2002.

     J. Richard Tompkins has announced that he intends to retire as Chief Executive Officer of the Company on or about January 31, 2003. If elected a Director at this annual meeting, however, he expects to remain on the Board in his current position as Chairman of the Board.

 PROPOSAL 1

                              ELECTION OF DIRECTORS

  At the Annual Meeting of Stockholders three members of Class III of the Board of Directors are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2005, and in each case until their respective successors are elected and qualified. The present terms of the three Directors included in Class III expire at the year 2002 Annual Meeting.

  Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

  If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

  There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2002 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                DIRECTORS WITH TERMS EXPIRING IN 2005 - CLASS III

                                                   Business Experience
 Name, Period Served as                          During Past Five Years
   Director of Company    Age                    and Other Affiliations
   -------------------    ---                    ----------------------


John R. Middleton, M.D.    57              Chair   of   the    Department   of
  Director since 1999                         Medicine   and   Chief   Medical
                                              Officer of Raritan  Bay  Medical
                                              Center.   Fellow   of   American
                                              College   of   Physicians    and
                                              Member   of   Editorial    Board
                                              (Infectious   Diseases)  of  New
                                              Jersey Medicine.
                                           Member of Audit Committee.

Jeffries Shein (1)         62              Partner,   Jacobson,   Goldfarb   &
  Director since 1990                         Tanzman,      Industrial     and
                                              Commercial    Brokerage    Firm,
                                              Woodbridge,      New     Jersey.
                                              Director   of   First   Sentinel
                                              Bancorp,  Inc.,  Holding Company
                                              for First  Savings  Bank,  Perth
                                              Amboy, New Jersey,  and Chairman
                                              of  the  Board  of  Raritan  Bay
                                              Medical Center.
                                           Chairman  of  Nominating  Committee
                                              and    Member    of    Executive
                                              Development   and   Compensation
                                              Committee and Pension Committee.

J. Richard Tompkins        63              Chairman   of  the   Board  of  the
   Director since 1981                        Company   since   May  2001  and
                                              prior to that date was  Chairman
                                              of  the  Board   and   President
                                              since May 1990.  Past  President
                                              of   National   Association   of
                                              Water  Companies and Director of
                                              New       Jersey       Utilities
                                              Association.           Director,
                                              Chairman   and    President   of
                                              Tidewater    Utilities,     Inc.
                                              (TUI);   Director  of  Pinelands
                                              Water     Company,     Pinelands
                                              Wastewater  Company  and Bayview
                                              Water Company;  and Director and
                                              President  of  Utility   Service
                                              Affiliates,  Inc.,  and  Utility
                                              Service     Affiliates    (Perth
                                              Amboy)  Inc.,   subsidiaries  of
                                              the   Company.    Director   and
                                              Chairman    of    White    Marsh
                                              Environmental  Systems,  Inc., a
                                              subsidiary of TUI.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR PROPOSAL 1.
                                    ---

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 2002 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR


                               Expiration
                                 Date of           Business Experience
 Name, Period Served as             Term          During Past Five Years
   Director of Company    Age   And Class         And Other Affiliations
   -------------------    ---   ---------         ----------------------

John C. Cutting            65      2003     Retired.    Formerly    Consulting
  Director since 1997            Class I       Senior    Engineer,     Science
                                               Applications      International
                                               Corporation,   specialists   in
                                               information,     energy     and
                                               military  systems,  Pittsburgh,
                                               Pennsylvania.
                                            Chairman of Pension  Committee and
                                               Member of Audit  Committee  and
                                               Executive    Development    and
                                               Compensation Committee.

John P. Mulkerin (1)       64      2003     President,  Chief Executive Officer
  Director since 1997            Class I       and  Director of First  Sentinel
                                               Bancorp,  Inc.,  Holding Company
                                               for First  Savings  Bank,  Perth
                                               Amboy,  New Jersey.  Director of
                                               FSB  Financial  Corp.,   Raritan
                                               Bay  Medical  Center  and Daytop
                                               Village Foundation.
                                            Chairman  of  Audit  Committee  and
                                               Member   of    Nominating    and
                                               Pension Committees

Stephen H. Mundy           68      2004     Retired.  Formerly Vice  President,
  Director since 1977            Class II      A. Stanley Mundy,  Inc.,  Public
                                               Utility   Contractor,   Virginia
                                               Beach, Virginia.
                                            Chairman of  Executive  Development
                                               and  Compensation  Committee and
                                               Member of Nominating Committee.

Dennis G. Sullivan         60      2003     President  and  General  Counsel of
   Director since 1999           Class I       the  Company   since  May  2001,
                                               prior to that  date  was  Senior
                                               Vice   President   and   General
                                               Counsel   since  July  2000  and
                                               prior  to  that  date  was  Vice
                                               President  and  General  Counsel
                                               since  May  1990.  Director  and
                                               Assistant      Secretary     and
                                               Assistant      Treasurer      of
                                               Tidewater    Utilities,     Inc.
                                               (TUI);  Director and Chairman of
                                               Pinelands   Water   Company  and
                                               Pinelands   Wastewater  Company;
                                               Director   of  Utility   Service
                                               Affiliates,  Inc.,  and  Utility
                                               Service     Affiliates    (Perth
                                               Amboy)  Inc.,  and  Director and
                                               President   of   Bayview   Water
                                               Company,   subsidiaries  of  the
                                               Company.   Director,   of  White
                                               Marsh   Environmental   Systems,
                                               Inc., a subsidiary of TUI.
---------------

 (1) The Company has established a $10,000,000 line of credit with First Savings Bank, Perth Amboy, New Jersey. At December 31, 2001, there was an outstanding loan of $1,125,000 at an interest rate of 3.65% with First Savings Bank.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 29, 2002, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive
Officers named in the table appearing under Executive Compensation and all elected Directors and Executive Officers as a group. Jeffries Shein owned 1.46% of the shares outstanding on March 29, 2002. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 29, 2002.

                                              Amount and Nature
                                             of Beneficial
                    Name                        Ownership
                    ----                        ---------
                  Directors
                   John C. Cutting               24,569
                   John R. Middleton              2,079
                   John P. Mulkerin               5,250
                   Stephen H. Mundy              30,005
                   Jeffries Shein*              111,771
                   Dennis G. Sullivan            10,615
                   J. Richard Tompkins**         36,750
                  Named Executive Officers
                   Walter J. Brady               15,806
                   A. Bruce O'Connor             10,284
                   Ronald F.Williams              7,126
      All elected Directors and Executive Officers as a group
      including those named above (11)          275,684***

-------------
    * Disclaims beneficial ownership of 3,771 additional shares.
   ** Disclaims beneficial ownership of 700 additional shares.
  *** 3.60% of the shares outstanding on March 29, 2002.

  The following table sets forth information made known to the Company as of March 25, 2002, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                            Number of Shares
                                            Beneficially Owned
                                            and Nature of                Percent
         Name and Address                   Beneficial Ownership (1)    of Class
         ----------------                   --------------------        --------

         Verona Construction Company               494,700                6.46%
         Wilmington, Delaware 19801

------------
(1) Beneficial owner has sole power to vote and dispose of such shares.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 2001, 2000 and 1999 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                                                  Restricted       All
       Name and                                     Stock     Other Annual
  Principal Position    Year    Salary    Bonus     Award     Compensation
  ------------------    ----    ------    -----     -----     ------------
                                                     (1)           (2)
J. Richard Tompkins     2001   $276,631      --    $26,180        $ 9,003
Chairman of the Board   2000   $273,400      --    $43,700        $ 8,845
and                      1999  $265,000  $10,192   $51,700        $ 9,416
 Chief Executive
Officer

Richard A.              2001   $199,500      --        --         $ 5,082
Russo            (3)    2000   $182,400      --    $23,300        $ 7,119
Executive Vice          1999   $176,000  $         $25,850        $ 6,512
President                                 6,769

Dennis G. Sullivan      2001   $164,246      --    $13,090        $ 7,379
President &             2000   $142,862      --    $23,300        $ 5,786
General                 1999   $130,000  $ 5,000   $25,850        $ 5,577
  Counsel and Chief
  Operating Officer

Walter J. Brady         2001   $142,169      --    $13,090        $ 6,301
Senior Vice President   2000   $139,400      --    $23,300        $ 5,671
-                       1999   $133,000   $        $25,850        $ 5,400
   Administration                         5,115

A. Bruce O'Connor       2001   $140,016       --   $13,090        $ 5,086
Vice President and      2000   $135,400       --   $23,300        $ 4,882
  Controller and Chief  1999   $128,000  $ 4,923   $25,850        $ 4,710
    Financial Officer

Ronald F. Williams      2001   $133,939       --   $13,090        $ 5,106
Vice President -        2000   $128,400       --   $23,300        $ 4,837
Operations              1999   $122,000   $4,692   $25,850        $ 4,837



(1) The number and value of Restricted Stock held in escrow as of December 31, 2001, were as follows: Mr. Tompkins - 11,700/$264,572; Mr. Sullivan - 5,400/$122,110; Mr. Brady - 5,400/$122,110; Mr. O'Connor - 5,400/$122,110
     and Mr. Williams - 5,400/$122,110. Upon Mr. Russo's retirement on July 1, 2001, restrictions lapsed on 2,450 shares previously held in escrow for his benefit. At that same time, another 2,450 shares held in escrow for Mr. Russo were forfeited and returned to the Company. Generally, the restrictions lapse on these awards five years from the date of grant. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

(2) Includes employer contributions to the Company's defined contribution plan and life insurance premiums for 2001: Mr. Tompkins ($5,950 and $3,053), Mr. Russo ($3,798 and $1,284), Mr. Sullivan ($5,735 and $1,644), Mr. Brady
     ($4,962  and  $1,399),  Mr.  O'Connor  ($4,887  and $199) and Mr.  Williams
     ($4,674 and $432);  for 2000: Mr. Tompkins  ($5,950 and $2,895),  Mr. Russo
     ($5,950 and $1,169),  Mr. Sullivan ($4,962 and $824), Mr. Brady ($4,841 and
     $830),  Mr. O'Connor  ($4,697
     and $186) and Mr. Williams ($4,270 and $567); for 1999: Mr. Tompkins ($5,600 and $3,816), Mr. Russo ($5,600 and $912), Mr. Sullivan ($4,550 and
     $1,027), Mr. Brady ($4,341 and $1,059) , Mr. O'Connor ($4,480 and $230) and
     Mr. Williams ($4,270 and $567).

(3)  Richard A. Russo retired on July 1, 2001.


                            COMPENSATION OF DIRECTORS

     A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $8,100 and a fee of $600 for attendance at Board of Directors (Board) meetings; a fee of $300 for attendance at special meetings of the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $400 for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $300 for each meeting of the Board attended.


                     COMPENSATION PURSUANT TO PENSION PLANS

                 Annual Benefit based on Compensation and Years of Service

   Remuneration                       Years of Service
   ----------- -----------------------------------------------------------------
                  15         20         25          30         35         45
               ---------  ---------  ---------   ---------   --------  ---------
    $100,000    $56,640    $56,640    $56,640    $56,640     $56,640    $70,534
    $125,000    $75,390    $75,390    $75,390    $75,390     $75,390    $90,284
    $150,000    $94,140    $94,140    $94,140    $94,140     $94,140   $110,034
    $175,000   $112,890   $112,890   $112,890   $112,890    $112,890   $125,834
    $200,000   $131,640   $131,640   $131,640   $131,640    $131,640   $131,640
    $225,000   $150,390   $150,390   $150,390   $150,390    $150,390   $150,390
    $250,000   $169,140   $169,140   $169,140   $169,140    $169,140   $169,140
    $300,000   $206,640   $206,640   $206,640   $206,640    $206,640   $206,640

     All employees, including the named executives, who receive pay for 1,000 hours during the year are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory trusteed Qualified Plan, current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 2001 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

     During the year 2001, the Company was not required to make a statutory contribution to the Qualified Plan.

     The estimated credited years of service based on normal retirement at age 65 includes 22 years, 44 years, 22 years, 33 and 19 years for Messrs. Tompkins, Brady, Sullivan, O'Connor and Williams, respectively.

     Supplemental Executive Retirement Plan - The named executive officers are eligible to participate in the deferred compensation plan known as the Supplemental Executive Retirement Plan (Executive Plan) at the discretion of the Board of Directors.

     A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Plan. In certain cases further reductions are made for benefits from other employment. Generally, a participant is vested at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary. Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

     The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Executive Plan, except that upon a change of control the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet its obligations under the Executive Plan. In any event, the benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase corporate-owned life insurance as a means of satisfying its obligation under the Executive Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Executive Plan provisions. For the year 2001 the Company paid life insurance premiums totaling $0.1 million for Messrs. Tompkins, Russo, Brady, O'Connor, Sullivan and Williams, which provides a pre-retirement net death benefit of 1-1/2 times base salary at date of death.

     Defined Contribution Plan - Under its 401(k) Plan, the Company matches 100% of that portion of the employee contribution that does not exceed 1% of base pay, plus an additional 50% of that portion from 2% to 6% of base pay. Distributions under the 401(k) Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions.

     Change of Control Agreements - The Company has change of control termination agreements with the named executive officers, and the other executive officers. These agreements provide that if the executive is terminated by the Company, other than for death, disability, cause (as defined in the agreement) or good reason (as defined in the agreement) within three years after a change of control, the executive is entitled to receive (a) a lump sum severance payment equal to the sum of three times the executive's average total compensation for the five years prior to the termination; (b) continued coverage for three years under any health or welfare plan in which the executive and the executive's dependents were participating; and (c) an additional amount sufficient to pay any additional tax liability resulting from the severance payments and benefits under this, and any other plans or agreements. In addition, the executive will be entitled to receive benefits under the Executive Plan, at the executive's otherwise normal retirement date, with such benefits calculated as if the executive had continued employment to age 65, unless the executive elects to receive such benefits at a lesser amount at termination. Further, all restricted stock held by the executive will become unrestricted (with respect to the plan's five year holding period) upon a change of control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the 2001 Executive Development and Compensation Committee were John C. Cutting, Stephen H. Mundy and Jeffries Shein. During 2001, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary.

                EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Overview

     The Executive Development and Compensation Committee of the Board of Directors administers the compensation program for executive officers of the Company. The Committee for the year 2002 is composed of three independent
Directors: John C. Cutting, Stephen H. Mundy and Jeffries Shein. The Committee is responsible for setting and administering the policies that govern annual compensation and Restricted Stock awards. The full Board of Directors approves policies and plans developed by the Committee.

     The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

Salary Compensation

     Base salary levels are reviewed annually using compensation data produced by an independent compensation consultant for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

     The factors and criteria upon which Mr. Tompkins' compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate, which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management's success with respect to the growth of the Company.

Restricted Stock

     The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

     The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                      Year 2002 Executive Development and Compensation Committee
                                            Stephen H. Mundy, Chairman
                                            John C. Cutting
                                            Jeffries Shein


                             AUDIT COMMITTEE REPORT

  The Audit Committee of the MWCo Board of Directors is composed of three independent directors. It operates under a written charter adopted by the Board of Directors.

  Management is responsible for MWCo's financial statements and internal controls. The independent accountants of MWCo, Deloitte & Touche LLP, are responsible for performing an independent audit of MWCo's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

  In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that MWCo's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which includes, among other things:

     o    Changes in significant accounting policies;

     o The process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates;

     o Any disagreements, if any, with management over the application of accounting principles;

     o    Audit adjustments; and

     o    Disclosures in the financial statements.

     The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm's independence with respect to MWCo and its management. The Committee has considered whether the independent accountants' provision of non-audit services to MWCo is compatible with maintaining their independence.

  Based on the Committee's discussions with management and the independent accountants, the Committee's review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in MWCo's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                     Year 2002 Audit Committee
                                       John P. Mulkerin, Chairman
                                       John C. Cutting
                                       John R. Middleton, M.D.
..

                             STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) of a $100 investment for the Company's Common Stock, a peer group of investor-owned water utilities, and the Wilshire 5000 Stock Index for the period of five years commencing December 31, 1996 The current peer group includes American States
Water Company, American Water Works Company, Inc., Artesian Resources Corp., California Water Service Company, Connecticut Water Service, Inc., Pennichuck Corp., Philadelphia Suburban Corporation, SJW Corp., Southwest Water Company, York Water Company and the Company. As a result of the terminated merger of SJW Corp., it was added back to the Peer Group. The Wilshire 5000 Stock Index measures the performance of all U.S. headquartered equity securities with readily available price data.


                      [GRAPHIC-CHART-PLOTTED POINTS BELOW]


    -----------------------------------------------------------------------
                 12/31/96  12/31/97  12/31/98 12/31/99 12/31/00  12/31/01
    -----------------------------------------------------------------------
    Middlesex      $100      $141      $160      $221     $244     $254
    -----------------------------------------------------------------------
    Peer Group      100       138       172       145      187      241
    -----------------------------------------------------------------------
    Wilshire 5000   100       131       162      200      178       159
    -----------------------------------------------------------------------

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of the Company for the year 2002, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

     Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                              ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ending December 31, 2001, by the Company's accounting firm, Deloitte & Touche LLP:


                 Audit Fees                     $99,000     {a}
                 Financial Information Systems  $         0 {b}
                 All Other Fees                 $66,745     {c} {d}
----------

{a) Audit Fees - The aggregate fees billed by Deloitte & Touche LLP, for professional services rendered for the audit of the annual consolidated financial statements and the review of the financial statements included in quarterly reports on Form 10-Q of Middlesex Water Company for the year ended December 31, 2001 totaled $99,000.

{b) Financial Information Systems Design and Implementation Fees - No fees were billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems and implementation for the year ended December 31, 2001.

{c} All Other Fees - The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 31, 2001 were $66,745, representing audit and non-audit related services. Audit related services include fees for the audits of benefit plans ($15,000). Non-audit related services include fees related to preparation of Tax Returns and Tax related services ($34,205) and a Human Resources Survey ($17,540). Deloitte &
     Touche has recently announced its intent to separate Deloitte Consulting from Deloitte Touche Tohmatsu.

{d} The Audit Committee has considered whether the provision of these services is compatible with maintaining the accounting firm's independence.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         SHAREHOLDERS VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP.
                           ---

PROPOSAL 3

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
         INCREASE THE AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO
                                20,000,000 SHARES

     The Board of Directors unanimously recommends that the stockholders approve an amendment to the Company's Restricted Certificate of Incorporation increasing the authorized Common Stock, without par value, from 10,000,000 shares to 20,000,000 shares. The text of the proposed amendment is attached hereto as Appendix A.

     As of March 29, 2002, 7,659,224 shares of the 10,000,000 shares of Common. Stock presently authorized were outstanding. 2,000,000 shares have been reserved for issuance for other purposes, including the Dividend Reinvestment and Common Stock Purchase Plan.

     The Board of Directors believes that it would be in the best interests of the Company to have additional shares available for issuance at its discretion for acquisitions, financings, stock dividends or splits, and other corporate purposes. The Company has no specific plans and there are no commitments, understandings or negotiations at this time with respect to the issuance of additional shares of Common stock. The proposed amendment would not change the terms of the Common stock, which does not have preemptive rights. No further stockholder authorization for the issuance of the additional shares will be solicited prior to issuance.

     The power of the Board of Directors to issue additional shares of Common Stock (within the limits imposed by applicable law) with voting or other rights which might impede or discourage a takeover attempt, may make the Company a less attractive takeover candidate, and may deter takeover attempts not approved by the Board in which stockholders might receive for some or all of their shares a substantial premium above market value at the time such takeover bid is made.

  Vote Required for Proposal 3

     The amendment of Article 7A of the Restated Certificate of Incorporation, which constitutes Proposal 3, will require the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock voting at the 2002 Annual Meeting (assuming the presence of a quorum).

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
       SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF
                         ---     INCORPORATION.


                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, must receive it not later than December 18, 2002, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

     The management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                     MINUTES OF 2001 MEETING OF STOCKHOLDERS

     The minutes of the 2001 meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

                                          By Order of the Board of Directors,



                                           /s/MARION F. REYNOLDS
                                           ---------------------
                                           MARION F. REYNOLDS
                                           Secretary


  Iselin, New Jersey
  April 16, 2002

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2001 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 732-634-1500, ext. 212, or by mail to Marion F. Reynolds, Vice President, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830.

                                   APPENDIX A
                   PROPOSED AMENDMENT OF THE FIRST SENTENCE OF
             ARTICLE 7A OF THE RESTATED CERTIFICATE OF INCORPORATION

     ARTICLE 7A. The total authorized capital stock of the Company is 20,240,497 shares, divided into 20,000,000 shares of common stock without par value, 140,497 shares of preferred stock without nominal or par value and 100,000 shares of preference stock without nominal or par value.

                                1500 Ronson Road
                          Iselin, New Jersey 08830-0452
                                  732-634-1500
                             www.middlesexwater.com

--------------------------------------------------------------------------------
                              [GRAPHIC-STREET MAP]

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                      DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to third traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.